Shiner International Receives NASDAQ Notice of Minimum Bid Price Non-Compliance

HAIKOU, China, March 2, 2012 /PRNewswire-Asia/ -- Shiner International, Inc. (Nasdaq: BEST) ("Shiner” or the “Company”), an emerging global supplier of packaging solutions for food, tobacco, and consumer products, announced today that it received a letter from the listing qualifications department staff of The NASDAQ Stock Market LLC (“NASDAQ”), granting Shiner an additional 180 days, or until August 27, 2012, to regain compliance with NASDAQ’s minimum bid price requirement.

On September 1, 2011, Shiner received a letter from NASDAQ, notifying the Company that for 30 consecutive business days the bid price of its common stock had closed below $1.00 per share, the minimum closing bid price required by the continued listing requirements set forth in Listing Rule 5450(a)(1), and that, pursuant to Listing Rule 5810(c)(3)(A), Shiner has 180 calendar days, or until February 28, 2012, to regain compliance with the minimum bid price requirement. On February 29, 2012, the Company received a second letter from NASDAQ notifying the Company that it had not regained compliance during the initial 180-day grace period, but that NASDAQ was granting the Company an additional 180-day period to regain compliance with the minimum bid price requirement. NASDAQ’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the NASDAQ Capital Market, with the exception of the bid price requirement, and on the Company’s written notice to NASDAQ of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. The notice has no effect at this time on the listing of Shiner's common stock, which will continue to trade under the symbol "BEST."

If Shiner cannot demonstrate compliance with Rule 5450(a)(1) by August 27, 2012, NASDAQ will provide notice to Shiner that its securities may be delisted. At that time, Shiner may appeal NASDAQ's decision to a Listing Qualifications Panel.

About Shiner International, Inc.

Shiner International, Inc. ("Shiner" or the "Company") is engaged in the research and development, manufacture and sale of flexible packaging material. Products include coated packaging film, shrink-wrap film, common packaging film, anti-counterfeit laser holographic film, color-printed packaging materials and water-based latex products. The Company's flexible packaging products are used by manufacturers in the food and consumer products industry to preserve texture, flavor, hygiene, and convenience and safety of their products. The Company was founded in 1990 and is headquartered in Haikou, China.

Approximately 80% of Shiner's total revenue is derived from sales to customers located in China, with the remaining portion derived from sales to third-party distributors with customers in Southeast Asia, Europe, the Middle East and North America. Shiner holds 16 patents on products and production equipment, and has an additional ten patent applications pending. The Company's flexible packaging meets the approval of U.S. FDA requirements, as well as those required for food packaging sold in the European Union, and its product manufacturing process is certified under ISO 9001:2000. The Company's website is located at http://www.shinerinc.com.

Safe Harbor Statement

Certain statements in this press release and oral statements made by Shiner International, Inc. on its conference call in relation to this release, constitute "forward-looking statements" for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the ability of the Company to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, business conditions in China, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Shiner International, Inc. is engaged; limited availability of raw material and energy may constrain operating levels and reduce profit margins, environmental compliance and remediation could result in increased cost of capital as well as other relevant risks not included herein. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.